Exhibit (10)-aa

LETTER WAIVER

Dated as of February 17, 2006

To the banks, financial institutions
   and other institutional lenders
   (collectively, the "Lenders")
   parties to the Credit Agreement
   referred to below and to Citibank, N.A.,
   as agent (the "Agent") for the Lenders

Ladies and Gentlemen:

We refer to the Five Year Credit Agreement dated as of July 26, 2005 (the "Credit Agreement") among the undersigned and you. Capitalized terms not otherwise defined in this Letter Waiver have the same meanings as specified in the Credit Agreement.

Reference is made to the Borrow's (1) press releases, dated October 26, 2005 and November 3, 2005, and (2) filings with the U.S. Securities and Exchange Commision on Form 8-K, dated October 27, 2005, November 29, 2005 and December 22, 2005, and on Form 12(b)-25, dated November 3, 2005, related to its subsidiary, BL Industria Otica, Ltda ("BLIO"), (3) press release dated December 22, 2005, related to its subsidiary Bausch & Lomb Korea Co. Ltd. ("BL Korea"), press release dated January 26, 2006 related to the Borrower's expected reporting of preliminary 2005 fourth quarer results and 2005 full year results in March 2006 and the Borrower's related investigations (collectively the "Announcements"). The events, include, without limitation, allegations of improper management, improper accounting and unpaid taxes of BLIO, and improper sales practices at BL Korea, and have resulted in the need for the Borrower to delay delivery of its 2005 fourth quarter and 2005 full year financial statements to you under the Credit Agreement, have resulted in the delay of certain of the Borrower's filings with the Securities and Exchange Commission and will require the Borrower to restate its financial statements for prior periods, and that such a restatement will also require that out-of-period entries made in prior periods, unrelated to the BLIO or BL Korea events, be reclassified to the appropriate prior period. The Borrower has requested, and the Required Lenders have agreed, to waive the impact of the matters described in the Announcements, including, without limitation, the impact of the events described in the foregoing sentence, to the extent that any restatements of the Borrower's financial statements for prior financial periods do not result in redutions in profits after tax of the Borrower of more than $50,000,000 in aggregate and, with respect to the delay in delivery of the financial statements required to be delivered under the Credit Agreement, to the extent that any delay in delivery or filing does not extend beyond May 31, 2006 (the "Waived Matters").

Your execution of this Letter Waiver evidences your agreement to waive, solely for the period commencing on July 26, 2005 through the Waiver Termination Date (as defined below), and solely with respect to Waived Matters, any breach of the Credit Agreement (including, without limitation, any misrepresentation or any breach of covenant) or any Event or Default that may arise therefrom.

On the Waiver Termination Date, without any further action by the Agent and the Lenders, all of the terms and provisions set forth in the Credit Agreement with respect to Defaults thereunder that are waived under the immediately preceding paragraph and not cured prior to the Waiver Termination Date shall have the same force and effect as if this Letter Waiver had not been entered into by the parties hereto, and the Agent and the Lenders shall have all of the rights and remedies afforded to them under the Credit Agreement with respect to any such Defaults as though no waiver had been granted by them hereunder. The "Waiver Termination Date" is the earliest of (a) May 31, 2006 (6:00 p.m. (Rochester, New York time)), (b) the Borrower's delivery of the management certification required under the Credit Agreement confirming compliance with the terms of the Credit Agreement (as modified by this Letter Waiver and incorporating all waivers granted hereunder) together with the filing of the Borrower's 2005 Annual Report on Form 10-K (the "2005 10-K"), (c) the date, if any, that holders of any Debt outstanding in a principal or notional amount of at least $50,000,000 shall accelerate or give notice of acceleration of such Debt and (d) April 3, 2006, but only if (x) the Borrower fails to file its 2005 10-K on or prior to March 31, 2006 (by 6:00 p.m. Rochester, New York time) and (y) the Borrower has failed to pay to the Agent, for the ratable account for the Lenders, the one-time fee equal to 0.05% of the aggregate commitments as described below.

The 2005 10-K will contain financial statements for 2005 and restated financial statements for certain prior periods. Accordingly, in addition to the waiver granted above, your execution of this Letter Waiver evidences (a) your agreement to permanently and irrevocably waive the reporting requirements of Section 5.01(h)(i) and (ii) of the Credit Agreement for 2005 and those portions of 2006 prior to the filing of the 2005 10-K and (b) your acknowledgement that the Borrower's filing of the 2005 10-K will satisfy Borrower's reporting requirements under, and constitutes the timely delivery of such reports required under, Section 5.01(h)(i) and (ii) of the Credit Agreement for the period from July 26, 2005 through the date the 2005 10-K is filed. In addition, since the 2005 10-K will contain restate financial statements for certain prior periods, including but not limited to the Borrower's 2004 fiscal year, upon the filing of that annual report, you agree to permanently and irrevocably waive any misrepresentation of Section 4.01(e) of the Credit Agreement, or any Event of Default arising therefrom, to the extent related to the matters described in the Announcements.

As further consideration for this Letter Waiver, in the event that the Borrower has not filed the 2005 10-K by March 31, 2006 at 6:00 p.m. (Rochester, New York time), the Borrower will agree to pay a one-time fee equal to 0.05% of their aggregate commitments to each Lender that has executed this Letter Waiver. Payment of such amounts will be due on April 3, 2006.

This Letter Waiver shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Letter Waiver executed on behalf of the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Letter Waiver. The effectiveness of this Letter Waiver is conditioned upon the accuracy of the factual matters described herein in all material respects. This Letter Waiver is subject to the provisions of Section 8.01 of the Credit Agreement.

The Credit Agreement and the Notes, except to the extent of the waiver specifically provided above, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectieness of this Letter Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

If you agree to the terms and provisions of this Letter Waiver, please evidence such agreement by executing and returning at least two counterparts of this Letter Waiver to Susan Hobart, Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022.

With respect to the Waived matters, nothing in this Letter Waiver shall constitute an admission (1) of liability with respect to the Waived matters, (2) that a breach of any representation, warranty, covenant or other provisions of the Credit Agreement has occurred or (3) that an Event of Default has occurred under the Credit Agreement.

This Letter Waiver shall represent the entire agreement with respect to the matters contained herein and shall supersede any prior agreements whether written or oral. This Letter Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Waiver.

This Letter Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

BAUSCH & LOMB INCORPORATED

By /s/ Efrain Rivera
Title: Vice President & Treasurer
Signed: February 24, 2006

Agreed as of the date first above written:

CITIBANK, NA.,

as Agent and as Lender

By__/s/ Robert A. Kane____________
Title: Vice President and Managing Director

KEYBANK NATIONAL ASSOCIATION

By__/s/ Marianne T. Meil__________
Title: Vice President

BARCLAYS BANK PLC

By__/s/ David Barton______________
Title: Associate Director

THE BANK OF TOKYO-MITSUBISHI TRUST
COMPANY

By___/s/ Harumi Kambara __________
Title: Assistant Vice President

JPMORGAN CHASE BANK, N.A.

By__/s/ Bruce Yoder______________
Title: Vice President

MIZUHO CORPORATE BANK, LTD.

By___/s/ Raymond Ventura__________
Title: Deputy General Manager

U.S. BANK NATIONAL ASSOCIATION

By___/s/ Eric Cosgrove___________
Title: Assistant Vice President

ALLIED IRISH BANKS, P.L.C.

By___/s/ Germain Reusch________   By___/s/ Denise Magyer________
Title: Director     Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

By___/s/ John Carrol_____________
Title: Vice President

THE NORTHERN TRUST COMPANY

By /s/ Ashish S. Bhagwat
Title: Vice President